Exhibit (h)(ii)(B)

AMENDED AND RESTATED EXHIBIT A

THIS AMENDED AND RESTATED EXHIBIT A, dated as of October 12, 2020, is Exhibit A to that certain Administration and Accounting Services Agreement dated as of July 19, 2007, between The Bank of New York Mellon (as assigned from BNY Mellon Investment Servicing (US) Inc. on or about June 30, 2017) and FundVantage Trust.

FUNDS

C WorldWide International Equities Fund (effective on or about December 31, 2020)

DuPont Capital Emerging Markets Debt Fund

DuPont Capital Emerging Markets Fund

EIC Value Fund

Gotham Absolute Return Fund

Gotham Defensive Long 500 Fund

Gotham Enhanced 500 Core Fund

Gotham Enhanced Return Fund

Gotham Enhanced S&P 500 Index Fund

Gotham Hedged Core Fund

Gotham Hedged Plus Fund

Gotham ESG Large Value Fund

Gotham Index Plus Fund

Gotham Large Value Fund

Gotham Master Neutral Fund

Gotham Neutral 500 Fund

Gotham Neutral Fund

Gotham Short Strategies Fund

Gotham Total Return Fund

Gryphon International Equity Fund
(effective on or about October 7, 2019 but not currently offered)

Lateef Focused Sustainable Growth Fund (formerly, Lateef Focused Growth Fund)

Madison Avenue Financial Solutions Government Money Market Fund (effective on or about December 31, 2020)

Pacific Capital Tax-Free Securities Fund

Pacific Capital Tax-Free Short Intermediate Securities Fund

Pacific Capital U.S. Government Money Market Fund

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Polen Global Emerging Markets Growth Fund (effective on or about October 16, 2020)

Polen Global Growth Fund

Polen Growth Fund

Polen International Growth Fund

Polen International Small Company Growth Fund

Polen U.S. Small Company Growth Fund

Private Capital Management Value Fund

Quality Dividend Fund

Sirios Long/Short Fund

TOBAM Emerging Markets Fund

Verplanck Balanced Fund

IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Exhibit A to be executed by their officers designated below effective as of the date and year first above written.

THE BANK OF NEW YORK MELLON

By:	/s/ Robert Jordan
Name:	Robert C. Jordan
Title:	Director
Date:	10/22/20

FUNDVANTAGE TRUST

By:	/s/ Joel Weiss
Name:	Joel Weiss
Title:	President and CEO
Date:	October 21, 2020

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